Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

December 17, 2013

Tanger Factory Outlet Centers, Inc.

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), related to the potential resale from time to time by certain shareholders of the Company (the “Selling Shareholders”) of up to 5,916,214 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares may be issued from time to time to the holders of Class A Common Limited Partnership Units (the “Units”) of Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”) in exchange for Units. This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.

As the Company’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares; (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Shareholders; (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement; and (iv) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares to be issued upon conversion of the Units, when issued and delivered in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP